UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2013

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VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
(800) 228-4728
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2013, Volcano Corporation's (the “Company”) Amended and Restated 2005 Equity Compensation Plan (the “Plan”) was amended and restated to provide for (i) an increase in the number of shares of common stock that may be issued under the Plan of 5,360,000 shares for a total number of shares of common stock reserved for issuance under the Plan of an aggregate of 21,572,558 shares, (ii) a corresponding increase in the number of shares that may be issued as “incentive stock options” to an aggregate of 21,572,558 shares, (iii) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (a) reapproval of the existing award limits for purposes of compliance with Section 162(m) and (b) reapproval of existing performance criteria upon which performance goals may be based with respect to performance awards under the Plan, (iv) clarification that the prohibition on repricing stock options and stock appreciation rights without prior stockholder approval that applies to “underwater” awards - that is, any outstanding stock option or stock appreciation right with an exercise price greater than the current fair market value of the Company's common stock on the date of exchange - also applies to prohibit the cancellation of such awards in exchange for cash or other stock awards under the Plan, (v) extension of the term of the Plan through 2023, and (vi) other clarifying changes for ease of administration and conformity with applicable law. The foregoing description of the Plan, as amended and restated, does not purport to be complete and is qualified in its entirety by reference to the Plan attached as Appendix A to the Company's Proxy Statement on Schedule 14A (File No. 000-52045) and incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 15, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 51,616,512 shares of common stock were represented in person or by proxy. The Company's stockholders voted on the six proposals listed below, which proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting. The final votes on the proposals presented at the Annual Meeting are as follows:
Proposal 1:
Each of Kieran T. Gallahue, Alexis V. Lukianov and Eric J. Topol, M.D. was elected as a Class I director to hold office until the 2016 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kieran T. Gallahue	47,613,535	1,224,972	2,778,005
Alexis V. Lukianov	42,991,553	5,846,954	2,778,005
Eric J. Topol, M.D.	43,244,039	5,594,468	2,778,005
Each of Lesley H. Howe, R. Scott Huennekens, Siddhartha Kadia, Ph.D., Ronald A. Matricaria, Leslie V. Norwalk and Roy T. Tanaka continue to serve as directors after the Annual Meeting.
Proposal 2:
The advisory vote on the ratification of the appointment of Siddhartha Kadia, Ph.D. to the Company's Board of Directors (the “Board”) to fill a vacancy in Class II, to hold office until the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or, if sooner, until his death, resignation or removal, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,113,132	709,530	15,845	2,778,005
Proposal 3:
The Amended and Restated 2005 Equity Compensation Plan, as set forth in the Company's proxy statement, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,363,130	8,456,688	18,689	2,778,005

Proposal 4:
The potential issuance of the Company's common stock upon the exercise of warrants issued by the Company in connection with the Company's recent sale of 1.75% Convertible Senior Notes due 2017 was approved, pursuant to NASDAQ Marketplace Rule 5635, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,941,656	647,382	249,469	2,778,005
Proposal 5:
The selection by the audit committee of the Board of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,363,019	242,866	10,627	—
Proposal 6:
The resolution that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the related compensation tables and the narrative disclosure to those tables, was not approved based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,692,920	29,893,515	252,072	2,778,005

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Amended and Restated 2005 Equity Compensation Plan (filed as Appendix A to the Company's Proxy Statement on Schedule 14A (File No. 000-52045), as originally filed on April 11, 2013, and incorporated herein by reference)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/ S / Darin Lippoldt
Darin Lippoldt Executive Vice President, General Counsel and Chief Compliance Officer
Dated: May 17, 2013

Exhibit Index

Exhibit Number	Description
10.1
Amended and Restated 2005 Equity Compensation Plan (filed as Appendix A to the Company's Proxy Statement on Schedule 14A (File No. 000-52045), as originally filed on April 11, 2013, and incorporated herein by reference)